Exhibit 23.2



                                    Form 10-K
                               December 31, 2004



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-96995, 33-14758, 33-60095 and 33-60099) of
Hecla Mining Company, of our reports dated March 10, 2005, relating to the consolidated financial statements and the effectiveness of Hecla Mining Company's internal control over financial reporting, which appears in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
Spokane, Washington

June 20, 2005